                                                                   Exhibit 10.32

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                              eCommerce Agreement
                                    between
                  snowball.com, Inc. and drugstore.com, inc.

     This eCommerce Agreement (this "Agreement") is made as of February 1, 2000 (the "Effective Date"), by and between Snowball.com, Inc., a Delaware corporation with principal offices at 250 Executive Park Boulevard, Suite 4000, San Francisco, CA 94134 ("Snowball"), and drugstore.com, inc., a Delaware corporation with principal offices at 13290 SE Eastgate Way, Bellevue, WA 98005 on behalf of itself and its wholly-owned subsidiaries ("drugstore.com").

                                  Background

     Snowball owns and operates a network of World Wide Web sites, including the sites located at IGN.com, ChickClick.com, InsideGuide.com and Powerstudents.com (collectively, the "Snowball Hub Sites"). The Snowball Hub Sites connect to a network of affiliate sites (the "Affiliates"). The Snowball Hub Sites and the Snowball Affiliates are collectively referred to in this Agreement as the "Snowball Network."

     drugstore.com offers health, pharmacy, personal care, beauty and wellness information and products through its World Wide Web site located at www.drugstore.com (the "drugstore.com Site").

     drugstore.com desires to be the exclusive health, pharmacy, personal care, and wellness e-commerce partner on the Snowball Network, and to make certain content and services provided by drugstore.com available to users of the Snowball Network. drugstore.com also desires to have links established from sites in the Snowball Network to the drugstore.com Site, to co-brand certain areas and activities on the Snowball Network, and to obtain certain promotional services from Snowball. drugstore.com further desires to convert Snowball Network users into buyers on the drugstore.com Site.

     Snowball has agreed to develop and maintain co-branded health, pharmacy, personal care, beauty (except as specifically provided otherwise herein), and wellness e-commerce stores ("Commerce Pages") to be integrated into each of the Snowball Hub Sites. The Commerce Pages will be marketed with a series of links and promotional efforts with the intention of generating commerce on the drugstore.com Site.

     Now Therefore, the parties agree as follows:

1.   Exclusivity.  Subject to the terms and conditions of this Agreement,
     -----------
Snowball will identify drugstore.com as Snowball's "exclusive health, pharmacy, personal care, and wellness e-commerce partner" on the Snowball Network. During the term of this Agreement, Snowball will not (and, to the extent that Snowball has the right to do so, will cause its Affiliates to not) carry any advertising or promotional placements (including without limitation buttons, banners, and navigation bars) or send emails or other communications to users of the Snowball Network with respect to the parties listed on Exhibit A (the "drugstore.com Competitors").
                                 ---------
Exhibit A may be amended during the term of this Agreement with the mutual
---------
written consent of the parties. Notwithstanding the foregoing, nothing in this Agreement will be deemed to restrict Snowball or its Affiliates from accepting banner advertisements from any health, pharmacy, personal care, or wellness retailer or information provider, including, without limitation, any drugstore.com Competitor, as long as such banner advertisements in the aggregate are no greater than [**] of the average number of impressions served during the prior [**]. Nothing in this Agreement will be deemed to restrict Snowball or Affiliates from accepting advertising from any health, pharmacy, personal care, or wellness manufacturer that is not a drugstore.com Competitor. Nor shall Snowball be deemed to be in breach of the Agreement if, after the Effective Date, any party with which Snowball has an agreement to sell products through the Snowball Network commences selling health, pharmacy, personal care, or wellness products; provided that Snowball shall be bound by the provisions of exclusivity for promotions stated in this
Section 1 with respect to such party. In addition, drugstore.com acknowledges that Snowball may incorporate or link to Web and other auction or shopping facilities or functionalities and that the sale of health, pharmacy, personal care, or wellness products through such facilities or functionalities will not be deemed a breach of Snowball's obligations under this section; provided that such incorporation or link shall not violate any of the provisions of exclusivity for promotion stated in this Section 1.

2.   Promotion and e-Commerce.  Subject to the terms and conditions of this
     ------------------------
Agreement:

     2.1  Registration.
          ------------

          (a)  New Registrations.  Snowball will make available to each user
               -----------------
registering with the Snowball Network the opportunity to register for the drugstore.com Site. Within thirty (30) days of the Effective Date of this Agreement, drugstore.com shall specify whether the registration opportunity will be an "opt out" registration or an "opt in" registration. For purposes of this paragraph, "opt out" registration means an automatic functionality for dual registration of the user on both the Snowball Network and on the drugstore.com Site unless the user opts, using an offered functional indicator, not to register with the drugstore.com Site. For the purposes of this paragraph, "opt in" registration means a functionality that permits users to affirmatively opt to register with the drugstore.com Site at the same time that the user registers for the Snowball Network.

          (b)  Existing Registered Users.  Snowball will send each Snowball
               -------------------------
Network Hub Site user registered as of the Effective Date an email message describing drugstore.com's various offers and services, as well as informing them of the relationship between Snowball and drugstore.com under this Agreement. The content of such email message shall be mutually agreed upon by the parties, and will include a link enabling users to access the home page of the drugstore.com Site. For the ChickClick.com and PowerStudents/InsideGuide.com Snowball Hub Sites, a plain text email message will be sent. For the IGN.com Snowball Hub Site a plain text and/or HTML based email message will be sent. The email message may be the same or customized for each Snowball Hub Site upon mutual agreement of the parties.

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

          (c)  Termination of Registration Services.  At any time, drugstore.com
               ------------------------------------
may elect to terminate its obligation to pay for, and Snowball's obligation to provide, registration services pursuant to this Section 2.1, effective [**] from the date on which drugstore.com provides written notice of termination of such registration services.

     2.2  "My Page" Integration.
           --------------------

          (a)  New Users.  Snowball will integrate content and/or links, the
               ---------
extent and placement of which Snowball shall determine with drugstore.com's approval, which approval shall not be unreasonably withheld, from the drugstore.com Site into Snowball's customizable "My Page" sections developed for new users. Snowball will work with drugstore.com to find ways to provide custom content and/or product offerings from the drugstore.com Site to Snowball Network users.

          (b)  Existing Users.  For existing registered Snowball Network users,
               --------------
Snowball will include a drugstore.com listing in the "My Page" profile update page, permitting users to choose to receive content and/or product offerings from the drugstore.com Site.

     2.3  Integrated Content.  The parties will work together to integrate
          ------------------
drugstore.com branding and links into relevant health content pages on Snowball Hub Sites, subject, in all cases, to Snowball's final editorial approval, which approval shall not be unreasonably withheld. Snowball will work to ensure that its editors are available to discuss such integration with drugstore.com representatives within a reasonable time after execution of this Agreement. Snowball will credit drugstore.com for any content that is integrated into a Snowball Network site with "sponsored by" or a similar attribution and will include an appropriate notice identifying drugstore.com's intellectual property rights in such content. If Snowball, at its sole discretion, offers drugstore.com an opportunity to integrate content into an Affiliate site, such integration shall be pursuant to substantially the same terms as for integration of content on Snowball Hub Sites.

     2.4  Co-Branded Commerce Pages.
          -------------------------

          (a) Snowball and drugstore.com will work together to develop co-branded health, pharmacy, personal care, and wellness stores ("Commerce Pages") to be hosted and served by Snowball on each Snowball Hub Site when Snowball implements e-commerce functionalities on each Snowball Hub Site. The Commerce Pages will each include co-branded pages and will feature health, pharmacy, personal care, beauty, subject to the limitations set forth in Section 2.4(c), and wellness products that can be purchased in the drugstore.com Site. drugstore.com will be solely responsible for pricing and fulfilling orders placed with such Commerce Pages. drugstore.com acknowledges that the e-commerce section of the PowerStudents.com Snowball Hub Site is not expected to launch until [**] at the earliest and that the e-commerce section of the IGN Snowball Hub Site is not expected to launch until [**] at the earliest.

          (b) Snowball will work to develop custom content for the Commerce Pages, which may include such items as Editor's Picks, Polls, and Message Boards. Snowball editors

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

shall determine the look and feel, content, and specific functionalities of the Commerce Pages subject to the approval of drugstore.com, which approval will not be unreasonably withheld. drugstore.com will be permitted to change and replace products within the Commerce Pages on an "as needed" basis; provided that, drugstore.com shall give Snowball seventy-two (72) hour notification of the need for any such change; however, Snowball will be sensitive to specific situations in which a twenty-four (24) hour response may be requested.

          (c) With respect to the ChickClick.com Snowball Hub Site, in the ChickShops storefront and the home pages of ChickClick.com and EstroClick.com, drugstore.com shall not promote the sale or give-away of any Prestige Beauty Products (as defined herein), shall not promote or link to any site whose primary business is the promotion or sale of Prestige Beauty Products, and shall not promote or link to any page on any site that primarily promotes and sells Prestige Beauty Products; however, drugstore.com may promote the sale or give-away of Prestige Beauty Products on any other area of the ChickClick.com Snowball Hub Site and on any other portion of the Snowball Network. For purposes of this Agreement, "Prestige Beauty Products" means color cosmetics and treatment products typically marketed offline through high-end department stores and boutiques, including but not limited to: (i) high-end department store quality brands such as Estee Lauder, Lancome, Clinique, Prescriptives, Bobbi Brown, Trish McEnvoy, and MAC; and (ii) boutique brands, such as Anna Sui, Bloom, Dirty Girl, Get Fresh, Jacqua Girls, Nars, Philosophy, Stila, Tony and Tina, and Zihr. For purposes of clarification, Prestige Beauty Products does not include "mass marketed" brands, such as CoverGirl, Max Factor, Revlon, Almay, L'Oreal, and United Colors of Benetton. At least one product featured by drugstore.com in the ChickShops must be a non-beauty product, that is, a health, pharmacy, personal care or wellness product.

     2.5  Impressions and Links.
          ---------------------

          (a)  Delivery and Format.  Snowball will deliver on Snowball Network
               --------------------
pages the impressions and links set forth in the schedule in Exhibit D.  For
                                                             ---------
those impressions for which a set number of impressions are guaranteed to be delivered in a month ("Guaranteed Impressions"), if for any month such number of impressions is not delivered, then, subject to the following sentence, as Snowball's sole obligation, and drugstore.com's sole and exclusive remedy, Snowball will deliver any deficiency such that drugstore.com receives [**] by the end of the term of this Agreement, and [**] by no later than ninety (90) days following the termination or expiration of this Agreement. In the event that Snowball has not delivered all Guaranteed Impressions by the end of the ninety (90) day period, drugstore.com, as its sole and exclusive remedy, may, at its discretion, extend the period for delivery for an additional thirty (30) day period or terminate this Agreement and receive a pro rata refund pursuant to Exhibit C of any Minimum Guaranteed Payments made; provided, that, in no event
---------
will drugstore.com's termination of this Agreement pursuant to the terms hereof be deemed a termination for breach. All Portal and Navigation Bar Links (as defined in Exhibit D) shall display the drugstore.com Mark or such other text or
           ---------
image as Snowball determines, subject to drugstore.com's reasonable approval, and shall link to the drugstore.com Site or to the Commerce Pages. All other links and impressions shall display the drugstore.com Mark or the

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Mark of a wholly-owned subsidiary of drugstore.com, and shall link to the drugstore.com Site, the Commerce Pages, or the page of a wholly-owned subsidiary of drugstore, subject to the limitations on linking and promotions set forth in
Section 2.4(c).

          (b)  Distribution Check Points.  Within a reasonable time after the
               -------------------------
Effective Date, the parties will mutually agree upon a set of reasonable monthly checkpoints to be used to track the distribution of impressions.

          (c)  Distribution Review.  The parties agree and acknowledge that the
               --------------------
intent of this Agreement is to promote drugstore.com on the Snowball Network as a whole. If after two (2) months following the Effective Date, the distribution of impressions set forth in Exhibit D is not satisfactory to drugstore.com,
                            ---------
drugstore.com may, upon reasonable written notice to Snowball, modify the distribution of impressions. drugstore.com may request changes in the distribution of impressions by impression target, type of impression, or distribution across the Snowball Network. Snowball will make reasonable efforts to implement the revised schedule; provided that, drugstore.com acknowledges that inventory constraints may limit Snowball's ability to shift more than fifteen percent (15%) of the total impressions in any given month; and provided further that, Snowball will shift impressions only to the extent that the revised schedule is commercially reasonable. On forty-eight (48) hour notice, drugstore.com may require Snowball to shift all impressions away from an Affiliate deemed, at drugstore.com's discretion, incompatible with the drugstore.com marketing and advertising strategy. Snowball, in its reasonable discretion, will shift such impressions to other Affiliates, the Snowball Hub Sites, or some combination of Affiliates and Snowball Hub Sites.

     2.6  Implementation Management
          -------------------------

          (a)  Appointment of a Client Services Team.  Snowball will assign a
               -------------------------------------
Client Services Team, consisting of an Account Manager and a Coordinator, to monitor and maximize use of drugstore.com's content and services by Snowball Network users.

          (b)  Progress Review.  On a periodic basis to be mutually agreed by
               ---------------
the parties, Snowball and drugstore.com will meet, in person, telephonically, or by electronic means, to discuss progress in attaining the purposes of this Agreement and to discuss concerns about the implementation of the Agreement.

3.   Additional Marketing Opportunities.
     ----------------------------------

     3.1  Snowball Promotions.  Snowball will work to provide drugstore.com with
          -------------------
a first right of negotiation for any significant Snowball on-line and off-line marketing programs and promotional events that the parties mutually agree are related to the drugstore.com demographic market for health, pharmacy, personal care, and wellness products. Accordingly, Snowball will provide drugstore.com with notice reasonable under the circumstances of such pending programs and events. drugstore.com shall have thirty (30) days from receipt of such notice to give Snowball notice of its intent to exercise its right of first negotiation; provided that, if Snowball's participation in such programs and events is conditioned on notice to a third-party that would require Snowball to respond to that third party in a period of time such that the above-response period for drugstore.com would be unreasonable, Snowball shall require drugstore.com to respond in such shorter period of time as would be reasonable under such circumstances. If drugstore.com exercises its right under this provision, the parties will negotiate in good faith to provide drugstore.com the opportunity to participate in such programs and events.


     3.2  Press Releases.  Each party agrees to submit to the other all
          --------------
publicity matters wherein such party's name or proprietary marks are mentioned or language is used from which the connection to the other party or its names therein may be inferred or implied. Each party further agrees not to publish or use such publicity without prior written approval of the other party. Within thirty (30) days of the Effective Date, the parties will distribute a mutually agreeable press release announcing the relationship between Snowball and drugstore.com.

     3.3  Product Give-Aways.  Snowball agrees to provide drugstore.com with an
          ------------------
opportunity, at times determined by Snowball, to include a sample product or collateral material branded with the drugstore.com Mark and reasonably acceptable to Snowball in [**] ChickShops purchase packages.

4.   Compensation.
     ------------

     4.1  Payment Terms.  drugstore.com will pay to Snowball the amounts
          -------------
specified in Exhibit C in accordance with that schedule and the terms and
             ---------
conditions set forth therein. Payments not made when due will bear interest at the rate of [**] on the unpaid balance, or the highest rate permitted by applicable laws, whichever is lower. Payments will be made in U.S. Dollars.

     4.2  Taxes.  All amounts payable under this Agreement are exclusive of all
          -----
sales, use, value-added, withholding, and other taxes and duties. drugstore.com will pay all taxes and duties assessed in connection with this Agreement and its performance by any authority within or outside of the U.S., except for taxes payable on Snowball's net income. Snowball will be promptly reimbursed by drugstore.com for any and all taxes or duties that Snowball may be required to pay in connection with this Agreement or its performance.

     4.3  Records and Audit Rights.
          ------------------------

          (a)  Snowball Audit Rights.  drugstore.com will keep all records
               ---------------------
relating to all purchasing data relevant to this Agreement for a period of three
(3) years after such sale/impression record period. An independent auditor selected by Snowball and reasonably acceptable to drugstore.com may, no more than once per year and upon at least five (5) business days notice, inspect such records during normal business hours. If, upon performing such audit, it is determined that drugstore.com has underpaid Snowball by an amount greater than five percent (5%) of the payments due Snowball in the period being audited, drugstore.com will bear all reasonable expenses and costs of such audit in addition to its obligation to make full payment under this section.

          (b)  drugstore.com Audit Rights. drugstore.com shall have the right to
               --------------------------
audit Snowball's impressions records to ensure delivery of the Guaranteed Impressions as specified

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

herein. An independent auditor selected by drugstore.com and reasonably acceptable to Snowball may, no more than twice per year and upon at least five
(5) business days notice, inspect such records during normal business hours at Snowball's corporate office. If, upon performing such audit, it is determined that Snowball has underdelivered its Guaranteed Impressions commitment for such period by 30% or more, then as Snowball's sole obligation, and drugstore.com's sole and exclusive remedy, Snowball will deliver any deficiency such that drugstore.com receives all such Guaranteed Impressions for the audit period.

     4.4  Reports.  During the term of the Agreement, drugstore.com shall
          -------
provide monthly reports to Snowball setting forth all click-through rates, the number of New Customers (as defined herein), and the number of repeat purchases made by New Customers from drugstore.com. Such reports shall be due no later than thirty (30) days after the end of each month.

5.   Licenses, Other Proprietary Rights and Related Matters.
     -------------------------------------------------------

     5.1  Content License.  drugstore.com hereby grants to Snowball a limited,
          ---------------
royalty-free, nonexclusive, nontransferable license to copy, distribute, and publicly display on the Snowball Network content from the drugstore.com Site, and to sublicense such rights to Affiliates (under the same or more restrictive terms and conditions as stated herein), solely to promote drugstore.com and the drugstore.com Site and otherwise perform this Agreement. Snowball may reformat and edit drugstore.com content for the purpose of incorporating such content into the Snowball Network; provided that Snowball first secures drugstore.com's express written approval for edits, which approval shall not be unreasonably withheld.

     5.2  drugstore.com Trademark License.  Subject to the terms and conditions
          -------------------------------
of this Agreement, drugstore.com hereby grants Snowball a limited, royalty-free, nonexclusive, non-transferable, license, with the right to sublicense such rights to Affiliates (under the same or more restrictive terms and conditions as stated herein), to use the drugstore.com trademarks, service marks and logos identified in Exhibit B ("drugstore.com Marks") solely in connection with the
              ---------
performance of Snowball's linking, promotional, and branding obligations under this Agreement. drugstore.com, in its sole discretion from time to time, may change the appearance and/or style of the drugstore.com Marks. Snowball hereby acknowledges and agrees that: (a) the drugstore.com Marks are owned solely and exclusively by drugstore.com; (b) except as set forth herein, Snowball has no rights, title or interest in or to the drugstore.com Marks or to the goodwill associated with the drugstore.com Marks; and (c) all use of the drugstore.com Marks by Snowball shall inure to the benefit of drugstore.com. Snowball agrees not to apply for registration of the drugstore.com Marks (or any mark confusingly similar thereto) anywhere in the world. Snowball acknowledges and agrees that the presentation and image of the drugstore.com Marks should be uniform and consistent with respect to all services, activities and products associated with the drugstore.com Marks. Accordingly, Snowball agrees to use the drugstore.com Marks solely in the manner which drugstore.com shall specify from time to time in drugstore.com's sole discretion. All usage by Snowball of the drugstore.com Marks shall include the trademark or registered trademark symbol and shall be in the following form, as appropriate: [drugstore.com Mark](TM) or [drugstore.com Mark](R).

     5.3  Snowball Trademark License.  Subject to the terms and conditions of
          --------------------------
this Agreement, Snowball hereby grants drugstore.com a limited, royalty-free, nonexclusive, non-transferable, non-sublicenseable license to use the Snowball trademarks, service marks and logos identified in Exhibit B ("Snowball Marks")
                                                  ---------
solely in connection with the linking, promotional, and branding activities under this Agreement. Snowball, in its sole discretion from time to time, may change the appearance and/or style of the Snowball Marks. drugstore.com hereby acknowledges and agrees that: (a) the Snowball Marks are owned solely and exclusively by Snowball; (b) except as set forth herein, drugstore.com has no rights, title or interest in or to the Snowball Marks or to the goodwill associated with the drugstore.com Marks; and (c) all use of the Snowball Marks by drugstore.com shall inure to the benefit of Snowball. drugstore.com agrees not to apply for registration of the Snowball Marks (or any mark confusingly similar thereto) anywhere in the world. drugstore.com acknowledges and agrees that the presentation and image of the Snowball Marks should be uniform and consistent with respect to all services, activities and products associated with the Snowball Marks. Accordingly, drugstore.com agrees to use the Snowball Marks solely in the manner that Snowball shall specify from time to time in Snowball's sole discretion. All usage by drugstore.com of the Snowball Marks shall include the trademark or registered trademark symbol and shall be in the following form, as appropriate: [Snowball Mark](TM) or [Snowball Mark](R).

     5.4  Ownership.  Snowball will retain all right, title and interest in and
          ---------
to the Snowball Network and to Snowball content. drugstore.com will retain all right, title and interest in and to the drugstore.com Site, drugstore.com products and drugstore.com content, subject to the express license granted herein.

     5.5  User Data.
          ---------

          (a)  Ownership.  Subject to the restrictions in this section and any
               ---------
rights to use the applicable data granted under this Agreement, Snowball will own Snowball Network user registration data, and drugstore.com will own drugstore.com Site user registration data. The parties agree and acknowledge that user registration data obtained during the simultaneous registration of the user for both the Snowball Network and drugstore.com shall be owned separately by each of the parties.

          (b)  Treatment of Individually Identifiable User Data.  Both parties
               ------------------------------------------------
agree that they will not sell, disclose, transfer, or rent any registration data ("User Data") which identifies, or can be used to identify a specific individual ("Individually Identifiable User Data") to any third party or use any Individually Identifiable User Data on behalf of any third party, without the express permission of the applicable user specifically approving such use. Both parties further agree that they will only use Individually Identifiable User Data themselves in accordance with their respective terms of use and privacy policies (as amended from time to time); provided that, drugstore.com's privacy policy shall be at least as restrictive as the Snowball Network policy. In those cases where permission for disclosure of Individually Identifiable User Data has been obtained from the applicable user, both parties shall use all reasonable efforts to implement an "opt out" feature on its own behalf, and include and enforce through its agreements with third parties a requirement for the inclusion of an "opt out" feature in all e-mail communications generated by, or on behalf of, third party users of the Individually Identifiable User Data.

          (c)  Aggregate Data.  Notwithstanding the restrictions above, the
               ---------------
parties retain the right to use, sell, disclose, transfer, or rent any User Data as long as such User Data is in an aggregate form that does not include any Individually Identifiable User Data.

     5.6  Control of Web Sites.  Each party retains sole right and control over
          --------------------
the programming, content (including without limitation placement thereof), and conduct of transactions over its respective web sites. Each party, in its discretion, periodically may redesign or modify the organization, content, design, "look and feel," navigation, and features of its web site. Without limiting the generality of the foregoing, Snowball shall have the right, upon written notice, to reject any content provided by drugstore.com if such content fails to comply with Snowball's reasonable requirements or is otherwise inappropriate for the users of the Snowball Network. If Snowball intends to eliminate, modify or otherwise redesign any area on the Snowball Hub Sites and if Snowball determines in its reasonable discretion that such change will materially affect drugstore.com's rights hereunder, Snowball shall notify drugstore.com of such change and the parties will mutually agree upon a reasonable alternative.

     5.7  Site Information.  drugstore.com will provide Snowball with any
          ----------------
information reasonably required to implement links from the Snowball Network to the drugstore.com site. Each party will give the other party reasonable advance notice in the event it changes its universal record locator (URL) for its site.


6.   Confidential Information.
     ------------------------

     6.1  Obligations.  Each party ("Receiving Party") agrees to treat as
          -----------
confidential all proprietary information disclosed to it by the other party ("Disclosing Party") including, but not limited to, marketing information, customer data, any data described in Section 5.5 above, and the terms of this Agreement ("Confidential Information"). Receiving Party agrees not to publish or disclose the Disclosing Party's Confidential Information to others except to those employees and subcontractors to whom disclosure is necessary in order to carry out the purposes of this Agreement. All tangible materials embodying such Confidential Information will remain the sole property of Disclosing Party and will be delivered to Disclosing Party by Receiving Party upon Disclosing Party's request. Receiving Party will inform all its employees and subcontractors who receive Confidential Information of the confidential nature of such Confidential Information and of their obligation to keep same confidential and not to use it other than as permitted hereunder.

     6.2  Exceptions.  Neither party will have any obligation with respect to
          ----------
any Confidential Information which: (a) was rightfully known to Receiving Party prior to receipt of such Confidential Information from Disclosing Party; (b) is lawfully obtained by Receiving Party from a third party under no obligation of confidentiality; (c) is or becomes generally known or available without any act or failure to act by Receiving Party; or (d) is developed independently by Receiving Party. The Receiving Party may disclose the Confidential Information of the Disclosing Party if required by court order or by any other statutory or regulatory requirement; provided that, the Receiving Party has given the Disclosing Party reasonable notice of such order or requirement to allow the Disclosing Party to contest or limit the scope of such required disclosure (including application for a protective order).

7.   Term and Termination.
     --------------------

     7.1  Term.  This Agreement will commence on the Effective Date and remain
          ----
in effect for [**], unless terminated earlier pursuant to this Section 7. Commencing [**] prior to expiration of the Agreement, drugstore.com shall have a period of [**] in which it may give written notice to Snowball of its desire to renew this Agreement for [**] or as otherwise mutually agreed by the parties. In the event that during that [**] notice period, drugstore.com provides such notice, the parties shall negotiate in good faith to renew the Agreement, subject to any changes to the terms and conditions required by one or more of the parties, and for [**] after receipt of such notice, Snowball will not negotiate with any drugstore.com Competitor to replace drugstore.com upon termination of this Agreement. If during the [**] notice period drugstore.com does not provide notice of its desire to renew, or if within the [**] negotiation period the parties are unable to reach agreement on the renewal terms, Snowball will be free to negotiate a replacement agreement with another party.

     7.2  Termination for Benchmark Performance Failure.  Snowball Network users
          ---------------------------------------------
who visit the drugstore.com Site via a link from the Snowball Network or via a link from an email message sent out by the Snowball Network and who purchase one or more products from drugstore.com, and who have not previously made a purchase from drugstore.com, shall be referred to herein as "New Customers." If at the end of [**] from the Effective Date less than [**] Snowball Network users have become New Customers, drugstore.com shall have the right to terminate the Agreement on written notice to Snowball; provided that such notice is given during the [**] period following the beginning of [**] after the Effective Date.

     7.3  Termination for Breach or Insolvency.  Either party may terminate this
          ------------------------------------
Agreement at any time prior to the expiration of its stated term in the event that (a) the other party materially breaches any term or condition of this Agreement and fails to cure such breach within [**] of written notice; or (b) either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (c) either party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within [**] of filing.

     7.4  Effect of Termination.
          ---------------------

          (a) In the event of a termination by drugstore.com under Section 2.5(a) or 7.2, drugstore.com shall receive, pursuant to Exhibit C, a pro rata
                                                        ----------
refund of any Minimum Guaranteed Payment and, except as specified in subsection
(b), shall have no further payment liability hereunder.

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

          (b) drugstore.com's payment obligations accrued and payable as of the date of termination, except those payment obligations disputed in good faith, as well as the following provisions shall survive any termination of this
Agreement: Section 4.2 (Taxes), Section 5.4 (Ownership), Section 5.5 (User
Data), Section 5.6 (Control of Web Sites), Section 6 (Confidential Information), Section 7.4 (Effect of Termination), Section 8 (Warranties and Disclaimers), Section 9 (Limitation of Liability), Section 10 (Indemnification) and Section 11 (General), with the exception of subsection 11.9.

          (c) If Snowball is obligated to make good on undelivered Guaranteed Impressions, the following provisions additionally shall survive termination for the purpose of governing delivery of the underdelivered Guaranteed Impressions until such time as the underdelivered Guaranteed Impressions have been delivered: Section 2.5(a) (Impressions and Links), Section 3.2 (Press Releases), Section 4.1 (Payment Terms), Section 4.3 (Records and Audit Rights),
Section 4.4 (Reports), Section 5.1 (Content License), Section 5.2 (drugstore.com Trademark License), Section 5.7 (Site Information), and Section 11.9 (Consolidated URL Listing).

          (d) Within five (5) business days after termination of this Agreement, or after all of Snowball's obligations to make good on underdelivered Guaranteed Impressions have been fulfilled, if any, all links, buttons, and banners will be removed and disabled, and any Confidential Information or other materials where the party's name or proprietary marks are mentioned or language is used from which the connection of the other party or its names therein may be inferred or implied.

8.   Warranties and Disclaimers.
     --------------------------

     8.1  Warranties.  Each party represents, warrants and covenants that it has
          -----------
the power and authority to enter into and perform its obligations under this Agreement.

     8.2  Disclaimer.  EXCEPT AS PROVIDED IN SECTION 8.1, EACH PARTY DISCLAIMS
          -----------
ALL OTHER WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

9.   Limitation of Liability.
     -----------------------

     EXCEPT WITH RESPECT TO ITS OBLIGATIONS UNDER SECTION 10, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF REVENUE, PROFITS, OR DATA, ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL SNOWBALL'S AGGREGATE LIABILITY HEREUNDER, UNDER ANY THEORY OF LAW, EXCEDE THE AMOUNTS ACTUALLY RECEIVED BY SNOWBALL FROM DRUGSTORE.COM HEREUNDER IN THE [**] PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIM FOR

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

DAMAGES. IN NO EVENT WILL DRUGSTORE.COM'S AGGREGATE LIABILITY HEREUNDER, UNDER ANY THEORY OF LAW, EXCEDE THE AMOUNTS ACTUALLY RECEIVED BY SNOWBALL FROM DRUGSTORE.COM HEREUNDER PLUS ANY AMOUNTS ACCRUED AND PAYABLE BY DRUGSTORE.COM HEREUNDER IN THE [**] PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIM FOR DAMAGES.

10.  Indemnification.
     ---------------

     10.1  Snowball's Obligations.  Snowball hereby agrees to defend, indemnify
           ----------------------
and hold harmless drugstore.com and its subsidiaries, and their directors, officers, employees, and agents against any and all claims, actions, losses, damages, costs, and expenses (including reasonable attorneys' fees) (any or all of the foregoing hereinafter referred to as "Losses") to the extent they arise out of or are based on, other than those claims described in Section 10.2: (i) any claim related to the Snowball Network, including claims that such sites have not been operated in compliance with applicable federal, state, or local laws of the United States or that the Snowball Marks or content infringe the copyrights, trademarks, service marks or any other proprietary right of any third party, or
(ii) any claim related to Snowball's acts or omissions with respect to any customer. Snowball's obligations under this Section are hereby expressly conditioned on the following: (a) drugstore.com provides Snowball with prompt notice of any such claim; (b) drugstore.com permits Snowball to assume and control the defense of such action, with counsel chosen by Snowball (who will be reasonably acceptable to drugstore.com); and (c) drugstore.com provides Snowball with any information or assistance requested by Snowball, at Snowball's expense.

     10.2  drugstore.com's Obligations.  drugstore.com hereby agrees to defend,
           ---------------------------
indemnify and hold harmless Snowball and its subsidiaries, and their directors, officers, employees, and agents against any and all Losses to the extent they arise out of or are based on, other than those claims described in Section 10.1:
(i) any claim related to the drugstore.com Site, including claims that such site has not been operated in compliance with applicable federal, state, or local laws of the United States or that the drugstore.com Marks or content infringe the copyrights, trademarks, service marks or any other proprietary right of any third party: (ii) any products made available by drugstore.com on any Health and Wellness Store or the drugstore.com Site,; (iii) any content, information or other material provided to Snowball by drugstore.com; or (iv) drugstore.com's activities (or omissions) with respect to any customer. drugstore.com's obligations under this Section are hereby expressly conditioned on the following: (a) Snowball provides drugstore.com with prompt notice of any such claim; (b) Snowball permits drugstore.com to assume and control the defense of such action, with counsel chosen by drugstore.com (who will be reasonably acceptable to Snowball); and (c) Snowball provides drugstore.com with any information or assistance requested by drugstore.com, at drugstore.com's expense.

11.  General.
     -------

     11.1  Waivers/Modifications.  Any waiver modification or amendment to any
           ---------------------
provision of this Agreement will be effective only if in writing and executed by both parties. The waiver

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

by either party of any default or breach of this Agreement will not constitute a waiver of any other or subsequent default or breach.

     11.2  Notices.  All notices required to be given under this Agreement will
           -------
be deemed given when delivered personally or sent by confirmed facsimile or U.S. certified mail, return receipt requested, to the address shown in the preamble above, or as may otherwise be specified by either party to the other in writing.

     11.3  Severability.  If any provision of this Agreement is found illegal or
           ------------
unenforceable, it will be enforced to the maximum extent permissible, and the legality and enforceability of the other provisions of this Agreement will remain in full force and effect.

     11.4  Governing Law/Attorney's Fees.  This Agreement will be governed by
           -----------------------------
and construed in accordance with the laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents. In the event that any action or proceeding is brought in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its costs and reasonable attorneys' fees.

     11.5  No Partnership.  The relationship of the parties hereto is solely
           --------------
that of independent contractors, and not partners, joint venturers or agents. Neither party has any authority to bind the other in connection with this Agreement.

     11.6  Entire Agreement.  This Agreement, including any exhibits attached
           ----------------
hereto, is the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous agreements regarding such subject matter.

     11.7  Force Majeure.  Neither party will be liable to the other party as a
           -------------
result of its failure to perform any obligation or duty under this Agreement, other than the obligation to pay money, to the extent that such failure is cause by flood, war, riot, civil insurrection, labor or material shortages, failure of contractors to perform their obligations, or other events that are not reasonably foreseeable or are beyond the reasonable control of the party.

     11.8  No Assignment.  Neither party may assign this Agreement without the
           -------------
other party's written consent except in the event of a reorganization, merger, consolidation or sale of all or substantially all of its assets. Any assignment in violation of this Section shall be null and void.

     11.9  Consolidated URL Listing.  drugstore.com hereby grants Snowball
           ------------------------
permission to include all of the URLs related to the pages served to health, pharmacy, personal care, and wellness customers through the Snowball Network together with other Snowball-related URLs in consolidated listings assembled by third-party measurement companies, including but not limited to Media Metrix, NetRatings or any similar measuring service selected by Snowball for measurement of traffic on the Snowball Network. drugstore.com agrees that the rights granted under this section are exclusive to Snowball and that drugstore.com will not grant the same or similar rights to any other party.

In Witness Whereof, the parties have entered into this Agreement as of the Effective Date.


drugstore.com, inc.                SNOWBALL.COM,  INC.

By:     /s/  Peter Neupert         By:     /s/  James R. Tolonen

Name:   Peter Neupert              Name:   James R. Tolonen

Title:  CEO                        Title:  COO/CFO

                                   EXHIBIT A

                           drugstore.com COMPETITORS
                           -------------------------

(including Internet and non-Internet components of such companies):
-------------------------------------------------------------------

[**]

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B

                                     MARKS

1.   drugstore.com Marks
     -------------------



2.   Snowball Marks
     --------------

                                   EXHIBIT C

                                    PAYMENT


1.   Minimum Guaranteed Payments. drugstore.com shall pay Snowball [**] in [**]
     ---------------------------
installments pursuant to the following schedule:

                    Payment Due Date         Payment Amount

                    [**]                     [**]

     Should production considerations delay the implementation of portions of the program established under this Agreement, Snowball will work with drugstore.com to modify the [**] payment schedule to reflect the elements of the program that are "live" on the Snowball Network; provided that, the total paid over [**] shall be equal to [**].

     In the event that drugstore.com is entitled to a pro rata refund under this Agreement of its Minimum Guaranteed Payments, such refund shall be [**] per thousand Guaranteed Impressions not delivered during the relevant delivery period.

2.   Additional Payments.  drugstore.com shall pay Snowball the additional
     -------------------
amounts shown below. Such payments are due monthly no later than thirty days after the end of each month.

     (a)  New Customers. For each New Customer [**] Customers, drugstore.com
          -------------
agrees to pay a fee of [**]. (There is no fee for [**].


     (b)  Registration Fees.  For each registrant who registers for the
          ------------------
drugstore.com during the Snowball Network registration process [**], drugstore.com agrees to pay Snowball the following amounts:

          Number of Registrants        Amount Per Registrant

          [**]                         [**]

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

          [**]                          [**]

     If drugstore.com terminates registration services pursuant to Section 2.1, payment shall be due from drugstore.com to Snowball for registrations for the drugstore.com Site for the dates prior to, but not including, the effective date of such termination.

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

                                   EXHIBIT D

                             IMPRESSIONS AND LINKS

-----------------------------------------------------------------------------------------------------------------------------
Impression/Link          Number of               Type of              Distribution of Impressions Across the Snowball Network
Target                   Impressions/Links       Impression/Link
-----------------------------------------------------------------------------------------------------------------------------
                                                                   ChickClick.com   IGN.com   Powerstudents.com/   Affiliates
                                                                                              InsideGuide.com
-----------------------------------------------------------------------------------------------------------------------------
Commerce Pages       [**] Guaranteed         Banner Impressions                [**]      [**]                 [**]        [**]
                     Impressions per month
-----------------------------------------------------------------------------------------------------------------------------
Commerce Pages       [**] Guaranteed         Button Impressions                [**]      [**]                 [**]        [**]
                     Impressions per month
-----------------------------------------------------------------------------------------------------------------------------
drugstore.com Site   [**] Guaranteed         Banner or Button                  [**]      [**]                 [**]        [**]
or other site        Impressions per month   Impressions, at
owned by                                     Snowball's option
drugstore.com
-----------------------------------------------------------------------------------------------------------------------------
Commerce Pages or    [**] per month          Portal Link                       [**]      [**]                 [**]        [**]
drugstore.com Site
-----------------------------------------------------------------------------------------------------------------------------
Commerce Pages or    Impressions included    Navigation Bar Link               [**]      [**]                 [**]        [**]
drugstore.com Site   in above Portal Link    Impressions
                     totals
-----------------------------------------------------------------------------------------------------------------------------
drugstore.com Site   [**]                    Email Advertisement               [**]      [**]                 [**]        [**]
                     Guaranteed              Impressions
                     Impressions per month
-----------------------------------------------------------------------------------------------------------------------------

     In addition to the above listed impressions, Snowball shall issue a one-time special e-mail blast to include a promotion of drugstore.com to the Snowball Network users on, or reasonably near, the beginning of the seventh month after the Effective Date. The content of such e-mail shall be developed by Snowball, subject to drugstore.com's approval, which approval shall not be unreasonably withheld.

     Banner Impressions shall have an approximate configuration of at least 468 x 60 pixels.

     A "Portal Link" means a link on Snowball's "Affiliate Commerce Portal," which is to appear on Snowball Affiliate site pages.

     A "Navigation Bar Link" means a link incorporated into the navigation bar on each Snowball Hub Site page that links each Snowball Hub Site page to the Commerce Pages created for that Snowball Hub Site.

     "Email Advertisement" impressions shall be delivered in the form of the transmittal of a Snowball standard size advertisement within emails sent to Snowball Network registered users as part of Snowball's email schedule, as specified to Snowball Network users during registration.

**Confidential treatment has been requested with respect to the information contained within the "[**]" markings. Such marked portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.